Exhibit 99.1

Oceaneering Reports Third Quarter 2025 Results

HOUSTON, October 22, 2025 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported third quarter 2025 results.

•As compared to the third quarter of 2024:
◦Revenue increased 9% to $743 million;
◦Operating income increased 21% to $86.5 million;
◦Net income increased 73% to $71.3 million; and
◦Adjusted EBITDA increased 13% to $111 million.
•Cash flow provided by operating activities was $101 million and free cash flow was $77.0 million, with an ending cash position of $506 million.
•Shares repurchased were 440,814 for approximately $10.1 million.

Rod Larson, Oceaneering's President and Chief Executive Officer, stated, "Our team continues to deliver positive results in a dynamic market environment. In the third quarter, we generated adjusted EBITDA in excess of our guidance range and consensus estimates through solid performance across our segments. This includes the ongoing conversion of higher-margin backlog in Manufactured Products, a continued favorable project mix and steady vessel utilization in our Offshore Projects Group (OPG), and improvement in average remotely operated vehicle (ROV) revenue per day utilized in Subsea Robotics (SSR). In addition, we secured total inbound orders of $854 million, with notable contract wins in SSR, Aerospace and Defense Technologies (ADTech), and Manufactured Products.

"Looking forward to 2026, we are optimistic about our consolidated growth opportunities to be led by ADTech, although we expect the year to unfold differently than 2025. In the first quarter, we anticipate seasonally lower activity levels in our energy-focused businesses, with activity levels increasing in the second and third quarters. Accordingly, we are initiating full-year 2026 consolidated EBITDA guidance in the range of $390 million to $440 million."

Third Quarter 2025 Segment Results

As compared to the third quarter of 2024:

•SSR revenue of $219 million, operating income of $65.1 million, and EBITDA margin of 36% were essentially flat. ROV revenue per day utilized increased 6% to $11,254. ROV fleet utilization declined to 65%.
•Manufactured Products operating income of $24.7 million improved 119% and operating income margin expanded to 16% on a 9% increase in revenue. Backlog was $568 million on September 30, 2025. The book-to-bill ratio was 0.82 for the 12-month period ending on September 30, 2025.
•OPG operating income increased 17% to $23.7 million on a 16% increase in revenue. Operating income margin was flat at 14%.
•Integrity Management and Digital Solutions (IMDS) operating income increased significantly, and operating income margin improved on a 4% decrease in revenue due to the absence of a one-time, non-cash charge in the third quarter of 2024 related to the divestiture of the Maritime Intelligence division.
•ADTech operating income of $16.6 million represented an increase of 36% on a 27% increase in revenue. Operating income margin improved to 13%.
•At the corporate level, Unallocated Expenses increased 19% to $46.3 million.

Fourth Quarter 2025 Guidance

As compared to the fourth quarter of 2024, consolidated fourth quarter 2025 revenue is expected to be lower. Consolidated EBITDA is forecast to be in the range of $80 million to $90 million.

At the segment level, for the fourth quarter of 2025, as compared to the fourth quarter of 2024:

•SSR revenue and operating income are expected to increase.
•Manufactured Products operating income is expected to increase significantly on lower revenue.
•OPG revenue and operating income are expected to decrease significantly due to the absence of international projects that positively impacted the fourth quarter of 2024.
•IMDS operating income is expected to decrease significantly on lower revenue.
•ADTech revenue and operating income are expected to increase significantly.
•Unallocated Expenses are expected to be in the $45 million range.

Initial Full-Year 2026 Guidance

•Consolidated EBITDA is projected to be in the range of $390 million to $440 million.
•Free cash flow generation is forecast to be consistent with 2025 levels.
•Share repurchase activity is expected to continue.

Oceaneering will provide more specific guidance on its expectations for 2026 in its fourth quarter 2025 earnings release and conference call.

Non-GAAP Financial Measures

Adjusted net income (loss) and earnings (loss) per share; EBITDA and adjusted EBITDA on a consolidated and on a segment basis (as well as EBITDA and adjusted EBITDA margins); and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and Adjusted EBITDA and Margins, Free Cash Flow, Fourth Quarter 2025 Consolidated EBITDA Estimate, 2025 Free Cash Flow Estimate, 2026 Consolidated EBITDA Estimate, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Conference Call Details

Oceaneering has scheduled a conference call and webcast on Thursday, October 23, 2025 at 10:00 a.m. Central Time, to discuss its results for the third quarter of 2025, guidance for the fourth quarter and full year of 2025, and initial guidance for the full year of 2026. Interested parties may listen to the call through a webcast link posted in the Investor Relations section of Oceaneering's website. A replay of the conference call will be made available on the website approximately two hours following the conclusion of the live call.

Forward-Looking Statements

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business, and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: fourth quarter 2025 guidance for consolidated revenue, consolidated EBITDA, revenue and operating profitability by segment, and Unallocated Expenses; implied full-year 2025 guidance for consolidated

EBITDA; initial full-year 2026 guidance for consolidated EBITDA; the expectations that 2026 free cash flow will be similar to 2025 levels and that share purchase activity will continue in 2026; activity levels quarter by quarter in 2026; and the characterization, whether positive or otherwise, of market fundamentals, conditions, and dynamics, robotics markets, offshore energy activity levels (including by geographic location), pricing levels, day rates, ROV days utilized, average ROV revenue per day utilized, vessel utilization, growth, bidding activity, outlook, performance, opportunities, and future financials, including as increasing, favorable, positive, encouraging, improving, seasonal, strong, supportive, robust, meaningful, considerable, healthy, or significant (which is used herein to indicate a change of 20% or greater).

The forward-looking statements included in this release are based on Oceaneering's current expectations and are subject to certain risks, assumptions, trends, and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth, and the supply and demand of offshore drilling rigs; the indirect consequences of climate change and climate-related business trends; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development, and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends and uncertainty, including those related to tariffs and retaliatory tariffs; the strength of the industry segments in which we are involved; cancellations of contracts, customer contract disputes, change orders, and other contractual modifications, force majeure declarations, and the exercise of contractual suspension rights and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms, and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in data privacy and security laws, regulations, and standards; changes in tax laws, regulations, and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development, and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military, and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts, or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.

About Oceaneering

Oceaneering is a global technology company delivering engineered services and products and robotic solutions to the offshore energy, defense, aerospace, and manufacturing industries.

For more information, please visit www.oceaneering.com.

Contact:
investorrelations@oceaneering.com

Hilary Frisbie
Senior Director, Investor Relations
Oceaneering International, Inc.

713-329-4755
- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Sep 30, 2025	Dec 31, 2024
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $505,992 and $497,516)				$1,501,843	$1,387,896
Net property and equipment				442,274	420,098
Other assets				595,201	528,353
Total Assets				$2,539,318	$2,336,347

LIABILITIES AND EQUITY
Current liabilities				$763,859	$796,938
Long-term debt				486,022	482,009
Other long-term liabilities				375,706	337,078
Equity				913,731	720,322
Total Liabilities and Equity				$2,539,318	$2,336,347

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2025	Sep 30, 2024	Jun 30, 2025	Sep 30, 2025	Sep 30, 2024
	(in thousands, except per share amounts)

Revenue	$742,898	$679,811	$698,161	$2,115,582	$1,947,711
Cost of services and products	590,166	548,849	549,734	1,679,412	1,604,154
Gross margin	152,732	130,962	148,427	436,170	343,557
Selling, general and administrative expense	66,224	59,629	69,238	197,001	175,167
Operating income (loss)	86,508	71,333	79,189	239,169	168,390
Interest income	3,704	3,275	3,017	10,365	8,717
Interest expense, net of amounts capitalized	(9,381)	(9,456)	(9,472)	(27,928)	(28,176)
Equity in income (losses) of unconsolidated affiliates	97	323	311	770	787
Other income (expense), net	(1,021)	3,133	5,371	5,325	6,372
Income (loss) before income taxes	79,907	68,608	78,416	227,701	156,090
Provision (benefit) for income taxes	8,618	27,371	23,974	51,593	64,721
Net Income (Loss)	$71,289	$41,237	$54,442	$176,108	$91,369

Weighted average diluted shares outstanding	101,057	102,613	101,372	101,446	102,445
Diluted earnings (loss) per share	$0.71	$0.40	$0.54	$1.74	$0.89

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2025	Sep 30, 2024	Jun 30, 2025	Sep 30, 2025	Sep 30, 2024
	($ in thousands)
Subsea Robotics
Revenue	$218,767	$215,715	$218,786	$643,529	$617,632
Operating income (loss)	$65,142	$65,698	$64,505	$189,279	$171,685
Operating income (loss) %	30%	30%	29%	29%	28%
ROV days available	23,000	23,000	22,750	68,250	68,500
ROV days utilized	14,962	15,796	15,289	45,344	46,171
ROV utilization	65%	69%	67%	66%	67%

Manufactured Products
Revenue	$156,395	$143,734	$145,134	$436,566	$412,501
Operating income (loss)	$24,651	$11,278	$18,772	$52,090	$38,837
Operating income (loss) %	16%	8%	13%	12%	9%
Backlog at end of period	$568,000	$671,000	$516,000	$568,000	$671,000

Offshore Projects Group
Revenue	$171,046	$147,539	$149,281	$485,268	$406,651
Operating income (loss)	$23,692	$20,294	$21,663	$81,021	$34,386
Operating income (loss) %	14%	14%	15%	17%	8%

Integrity Management & Digital Solutions
Revenue	$70,781	$73,622	$75,367	$217,566	$216,804
Operating income (loss)	$2,756	$714	$4,647	$10,865	$7,802
Operating income (loss) %	4%	1%	6%	5%	4%

Aerospace and Defense Technologies
Revenue	$125,909	$99,201	$109,593	$332,653	$294,123
Operating income (loss)	$16,557	$12,219	$16,299	$43,521	$32,271
Operating income (loss) %	13%	12%	15%	13%	11%

Unallocated Expenses
Operating income (loss)	$(46,290)	$(38,870)	$(46,697)	$(137,607)	$(116,591)

Total
Revenue	$742,898	$679,811	$698,161	$2,115,582	$1,947,711
Operating income (loss)	$86,508	$71,333	$79,189	$239,169	$168,390
Operating income (loss) %	12%	10%	11%	11%	9%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables below under the caption "Reconciliations of Non-GAAP to GAAP Financial Information" for financial measures that our management considers in evaluating our ongoing operations.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2025	Sep 30, 2024	Jun 30, 2025	Sep 30, 2025	Sep 30, 2024
	(in thousands)

Purchases of property and equipment	$24,215	$24,886	$30,272	$80,575	$73,262
Capitalized cloud-based service contract costs	7,161	—	2,536	11,424	—
Total Capital Expenditures	$31,376	$24,886	$32,808	$91,999	$73,262

Depreciation and Amortization:
Energy Services and Products
Subsea Robotics	$13,283	$12,076	$12,385	$37,404	$36,867
Manufactured Products	2,768	3,061	2,741	8,159	9,473
Offshore Projects Group	4,290	5,399	4,663	13,642	17,418
Integrity Management & Digital Solutions	1,830	1,348	1,839	5,399	4,410
Total Energy Services and Products	22,171	21,884	21,628	64,604	68,168
Aerospace and Defense Technologies	1,082	696	900	2,815	1,915
Unallocated Expenses	2,870	2,683	2,872	8,552	8,218
Total Depreciation and Amortization	$26,123	$25,263	$25,400	$75,971	$78,301

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release also includes non-GAAP financial measures (as defined under certain rules and regulations promulgated by the Securities and Exchange Commission). We have included adjusted net income (loss) and diluted earnings (loss) per Share (EPS), each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2024 consolidated adjusted EBITDA and free cash flow, and 2025 consolidated EBITDA and free cash flow estimates, as well as the following by segment: EBITDA, EBITDA margins, adjusted EBITDA, and adjusted EBITDA margins. We define EBITDA margin as EBITDA divided by revenue. Adjusted EBITDA and adjusted EBITDA margins and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. Due to the forward-looking nature of EBITDA for the fourth quarter of 2025, for the full year of 2025, and for the full year of 2026, we cannot reliably predict certain of the necessary line items for the reconciliations to net income and, accordingly, have excluded such line items in the reconciliation. EBITDA and EBITDA margins, adjusted EBITDA and adjusted EBITDA margins, and related information by segment are each non-GAAP financial measures. We define free cash flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA margins, and free cash flow are widely used by investors for valuation purposes and for comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA margins, and free cash flow (and the adjusted amounts thereof) may not be comparable to similarly titled measures that other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows, or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Sep 30, 2025		Sep 30, 2024		Jun 30, 2025
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$71,289	$0.71	$41,237	$0.40	$54,442	$0.54
Pre-tax adjustments for the effects of:
Foreign currency (gains) losses	999		(424)		(5,430)
Total pre-tax adjustments	999		(424)		(5,430)

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(902)		603		5,452
Discrete tax items:
Share-based compensation	(4)		(2)		(2)
Uncertain tax positions	(1,106)		(1,178)		(9)
Valuation allowances	(6,279)		(1,759)		(2,453)
Other	(8,236)		(1,247)		(2,209)
Total discrete tax adjustments	(15,625)		(4,186)		(4,673)
Total of adjustments	(15,528)		(4,007)		(4,651)
Adjusted Net Income (Loss)	$55,761	$0.55	$37,230	$0.36	$49,791	$0.49
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		101,057		102,613		101,372

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Nine Months Ended
	Sep 30, 2025		Sep 30, 2024
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$176,108	$1.74	$91,369	$0.89
Pre-tax adjustments for the effects of:
Foreign currency (gains) losses	(5,481)		(3,655)
Total pre-tax adjustments	(5,481)		(3,655)

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	5,235		1,463
Discrete tax items:
Share-based compensation	(1,109)		(1,976)
Uncertain tax positions	(3,526)		379
Valuation allowances	(11,993)		3,332
Other	(9,665)		(11,228)
Total discrete tax adjustments	(26,293)		(9,493)
Total of adjustments	(26,539)		(11,685)
Adjusted Net Income (Loss)	$149,569	$1.47	$79,684	$0.78
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		101,446		102,445

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2025	Sep 30, 2024	Jun 30, 2025	Sep 30, 2025	Sep 30, 2024
	($ in thousands)

Net income (loss)	$71,289	$41,237	$54,442	$176,108	$91,369
Depreciation and amortization	26,123	25,263	25,400	75,971	78,301
Subtotal	97,412	66,500	79,842	252,079	169,670
Interest expense, net of interest income	5,677	6,181	6,455	17,563	19,459
Amortization included in interest expense	(1,627)	(1,537)	(1,590)	(4,773)	(4,520)
Provision (benefit) for income taxes	8,618	27,371	23,974	51,593	64,721
EBITDA	110,080	98,515	108,681	316,462	249,330
Adjustments for the effects of:
Foreign currency (gains) losses	999	(424)	(5,430)	(5,481)	(3,655)
Total of adjustments	999	(424)	(5,430)	(5,481)	(3,655)
Adjusted EBITDA	$111,079	$98,091	$103,251	$310,981	$245,675

Revenue	$742,898	$679,811	$698,161	$2,115,582	$1,947,711

EBITDA margin %	15%	14%	16%	15%	13%
Adjusted EBITDA margin %	15%	14%	15%	15%	13%

Free Cash Flow

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2025	Sep 30, 2024	Jun 30, 2025	Sep 30, 2025	Sep 30, 2024
	(in thousands)
Net Income (loss)	$71,289	$41,237	$54,442	$176,108	$91,369
Non-cash adjustments:
Depreciation and amortization	26,123	25,263	25,400	75,971	78,301
Other non-cash	(204)	7,440	5,671	19,896	11,866
Other increases (decreases) in cash from operating activities	4,055	17,991	(8,326)	(174,243)	(106,699)
Cash flow provided by (used in) operating activities	101,263	91,931	77,187	97,732	74,837
Purchases of property and equipment	(24,215)	(24,886)	(30,272)	(80,575)	(73,262)
Free Cash Flow	$77,048	$67,045	$46,915	$17,157	$1,575

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Fourth Quarter 2025 Consolidated EBITDA Estimate

	For the Three Months Ending
	December 31, 2025
	Low	High
	(in thousands)
Income (loss) before income taxes	$51,000	$59,000
Depreciation and amortization	25,000	26,000
Subtotal	76,000	85,000
Interest expense, net of interest income	6,000	7,000
Amortization included in interest expense	(2,000)	(2,000)
Consolidated EBITDA	$80,000	$90,000

2025 Free Cash Flow Estimate

	For the Year Ending
	December 31, 2025
	Low	High
	(in thousands)
Net income (loss)	$208,000	$213,000
Depreciation and amortization	101,000	102,000
Other increases (decreases) in cash from operating activities	(84,000)	(65,000)
Cash flow provided by (used in) operating activities	225,000	250,000
Purchases of property and equipment	(115,000)	(120,000)
Free Cash Flow	$110,000	$130,000

2026 Consolidated EBITDA Estimate

	For the Year Ending
	December 31, 2026
	Low	High
	(in thousands)
Income (loss) before income taxes	$270,000	$307,000
Depreciation and amortization	105,000	114,000
Subtotal	375,000	421,000
Interest expense, net of interest income	21,000	26,000
Amortization included in interest expense	(6,000)	(7,000)
Consolidated EBITDA	$390,000	$440,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2025
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$65,142	$24,651	$23,692	$2,756	$16,557	$(46,290)	$86,508
Adjustments for the effects of:
Depreciation and amortization	13,283	2,768	4,290	1,830	1,082	2,870	26,123
Other pre-tax	—	—	—	—	—	(2,551)	(2,551)
EBITDA	78,425	27,419	27,982	4,586	17,639	(45,971)	110,080
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	999	999
Total of adjustments	—	—	—	—	—	999	999
Adjusted EBITDA	$78,425	$27,419	$27,982	$4,586	$17,639	$(44,972)	$111,079

Revenue	$218,767	$156,395	$171,046	$70,781	$125,909		$742,898
Operating income (loss) % as reported in accordance with GAAP	30%	16%	14%	4%	13%		12%
EBITDA Margin	36%	18%	16%	6%	14%		15%
Adjusted EBITDA Margin	36%	18%	16%	6%	14%		15%

	For the Three Months Ended September 30, 2024
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$65,698	$11,278	$20,294	$714	$12,219	$(38,870)	$71,333
Adjustments for the effects of:
Depreciation and amortization	12,076	3,061	5,399	1,348	696	2,683	25,263
Other pre-tax	—	—	—	—	—	1,919	1,919
EBITDA	77,774	14,339	25,693	2,062	12,915	(34,268)	98,515
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(424)	(424)
Total of adjustments	—	—	—	—	—	(424)	(424)
Adjusted EBITDA	$77,774	$14,339	$25,693	$2,062	$12,915	$(34,692)	$98,091

Revenue	$215,715	$143,734	$147,539	$73,622	$99,201		$679,811
Operating income (loss) % as reported in accordance with GAAP	30%	8%	14%	1%	12%		10%
EBITDA Margin	36%	10%	17%	3%	13%		14%
Adjusted EBITDA Margin	36%	10%	17%	3%	13%		14%

`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended June 30, 2025
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$64,505	$18,772	$21,663	$4,647	$16,299	$(46,697)	$79,189
Adjustments for the effects of:
Depreciation and amortization	12,385	2,741	4,663	1,839	900	2,872	25,400
Other pre-tax	—	—	—	—	—	4,092	4,092
EBITDA	76,890	21,513	26,326	6,486	17,199	(39,733)	108,681
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(5,430)	(5,430)
Total of adjustments	—	—	—	—	—	(5,430)	(5,430)
Adjusted EBITDA	$76,890	$21,513	$26,326	$6,486	$17,199	$(45,163)	$103,251

Revenue	$218,786	$145,134	$149,281	$75,367	$109,593		$698,161
Operating income (loss) % as reported in accordance with GAAP	29%	13%	15%	6%	15%		11%
EBITDA Margin	35%	15%	18%	9%	16%		16%
Adjusted EBITDA Margin	35%	15%	18%	9%	16%		15%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Nine Months Ended September 30, 2025
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$189,279	$52,090	$81,021	$10,865	$43,521	$(137,607)	$239,169
Adjustments for the effects of:
Depreciation and amortization	37,404	8,159	13,642	5,399	2,815	8,552	75,971
Other pre-tax	—	—	—	—	—	1,322	1,322
EBITDA	226,683	60,249	94,663	16,264	46,336	(127,733)	316,462
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(5,481)	(5,481)
Total of adjustments	—	—	—	—	—	(5,481)	(5,481)
Adjusted EBITDA	$226,683	$60,249	$94,663	$16,264	$46,336	$(133,214)	$310,981

Revenue	$643,529	$436,566	$485,268	$217,566	$332,653		$2,115,582
Operating income (loss) % as reported in accordance with GAAP	29%	12%	17%	5%	13%		11%
EBITDA Margin	35%	14%	20%	7%	14%		15%
Adjusted EBITDA Margin	35%	14%	20%	7%	14%		15%

	For the Nine Months Ended September 30, 2024
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$171,685	$38,837	$34,386	$7,802	$32,271	$(116,591)	$168,390
Adjustments for the effects of:
Depreciation and amortization	36,867	9,473	17,418	4,410	1,915	8,218	78,301
Other pre-tax	—	—	—	—	—	2,639	2,639
EBITDA	208,552	48,310	51,804	12,212	34,186	(105,734)	249,330
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(3,655)	(3,655)
Total of adjustments	—	—	—	—	—	(3,655)	(3,655)
Adjusted EBITDA	$208,552	$48,310	$51,804	$12,212	$34,186	$(109,389)	$245,675

Revenue	$617,632	$412,501	$406,651	$216,804	$294,123		$1,947,711
Operating income (loss) % as reported in accordance with GAAP	28%	9%	8%	4%	11%		9%
EBITDA Margin	34%	12%	13%	6%	12%		13%
Adjusted EBITDA Margin	34%	12%	13%	6%	12%		13%